Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-268718 and 333-268718-01
Pricing Supplement Dated August 29, 2025 (To Prospectus dated December 30, 2022, Series A Prospectus Supplement dated December 30, 2022 and Product Supplement No. WF-1 dated March 8, 2023)
BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
$2,219,000 Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028

■   Linked to Lowest Performing of the common stock of Apple Inc. and the common stock of Amazon.com, Inc. (each referred to as an “Underlying Stock”)
■   Unlike ordinary debt securities, the Securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the Maturity Payment Amount, will depend, in each case, on the performance of the Lowest Performing Underlying Stock on the Call Date or the Final Calculation Day, as applicable. The Lowest Performing Underlying Stock on the Call Date or the Final Calculation Day is the Underlying that has the lowest stock closing price on the Call Date or the Final Calculation Day, as applicable, as a percentage of its Starting Price
■   Automatic Call.  If the stock closing price of the Lowest Performing Underlying Stock on the Call Date is greater than or equal to its Call Value, the Securities will be automatically called for the principal amount plus a Call Premium of 19.25% of the principal amount. The Call Value for each Underlying Stock is 90% of its Starting Value.
■   Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that may be greater than, equal to or less than the principal amount of the Securities, depending on the performance of the Lowest Performing Underlying Stock from its Starting Price to its Ending Price. The Maturity Payment Amount will reflect the following terms:
■ If the price of the Lowest Performing Underlying Stock increases, you will receive the principal amount plus a positive return equal to the Upside Participation Rate of 150% of the percentage increase in the price of the Lowest Performing Underlying Stock from its Starting Price
■ If the price of the Lowest Performing Underlying Stock decreases but the decrease is not more than 30%, you will receive the principal amount
■ If the price of the Lowest Performing Underlying Stock decreases by more than 30%, you will have full downside exposure to the decrease in the price of the Lowest Performing Underlying Stock from its Starting Price, and you will lose more than 30%, and possibly all, of the principal amount of your Securities
■    Investors may lose a significant portion, or all, of the principal amount
■   Your return on the Securities will depend solely on the performance of the Underlying Stock that is the Lowest Performing Underlying Stock on the Call Date or the Final Calculation Day, as applicable. You will not benefit in any way from the performance of the better performing Underlying. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably
■   If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, even if the stock closing price of the Lowest Performing Underlying Stock on the Call Date significantly exceeds its Call Value. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of either Underlying Stock at the Upside Participation Rate
■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■   No periodic interest payments or dividends
■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is $970.60 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-18 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$25.75	$974.25
Total	$2,219,000.00	$57,139.25	$2,161,860.75
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Terms of the Securities
Issuer:	BofA Finance LLC
Guarantor:	BAC
Underlying Stocks:	The common stock of Apple Inc. (Nasdaq Global Select Market symbol: “AAPL”) and the common stock of Amazon.com, Inc. (Nasdaq Global Select Market symbol: “AMZN”).
Pricing Date:	August 29, 2025.
Issue Date:	September 4, 2025.
Maturity Date:
September 1, 2028, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.” The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the stock closing price of the Lowest Performing Underlying Stock on the Call Date is greater than or equal to its Call Value, the Securities will be automatically called, and on the Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount plus the Call Premium.
If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, even if the stock closing price of the Lowest Performing Underlying Stock on the Call Date significantly exceeds its Call Value. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of either Underlying Stock at the Upside Participation Rate.
If the Securities are automatically called, they will cease to be outstanding on the Call Settlement Date and you will have no further rights under the Securities after the Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Date:	September 4, 2026, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.
Call Premium:	19.25% of the principal amount (or $192.50 per Security)
Call Settlement Date:	Three business days after the Call Date (as the Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”).
Maturity Payment Amount:
If the Securities are not automatically called, then on the Maturity Date, you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:
• if the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is greater than its Starting Price:
$1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock × Upside Participation Rate);

• if the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than or equal to its Starting Price, but greater than or equal to its Threshold Price: $1,000; or
• if the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price:
$1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock)

PS--2

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028

If the Securities are not automatically called, and the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price, you will have full downside exposure to the decrease in the price of the Underlying Stock from its Starting Price, and will lose more than 30%, and possibly all, of the principal amount of your Securities at maturity.

Lowest Performing Underlying Stock:	For the Call Date or the Final Calculation Day, the “Lowest Performing Underlying Stock” will be the Underlying Stock with the lowest Performance Factor on that date.
Performance Factor:	With respect to an Underlying Stock on the Call Date or the Final Calculation Day, its stock closing price on that date divided by its Starting Price (expressed as a percentage).
Final Calculation Day:	August 29, 2028, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.”
Stock Closing Price:
With respect to each Underlying Stock, stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the common stock of Apple Inc.: $232.14, its stock closing price on the Pricing Date.
With respect to the common stock of Amazon.com, Inc.: $229.00, its stock closing price on the Pricing Date.

Ending Price:	With respect to each Underlying Stock, its stock closing price on the Final Calculation Day.
Call Value:
With respect to the common stock of Apple Inc.: $208.926, which is equal to 90% of its Starting Price.
With respect to the common stock of Amazon.com, Inc.: $206.10, which is equal to 90% of its Starting Price.

Threshold Price:
With respect to the common stock of Apple Inc.: $162.498, which is equal to 70% of its Starting Price.
With respect to the common stock of Amazon.com, Inc.: $160.30, which is equal to 70% of its Starting Price.

Upside Participation Rate:	150%.
Underlying Stock Return:	With respect to each Underlying Stock, the percentage change from the Starting Price to the Ending Price, measured as follows: Ending Price – Starting Price Starting Price
Market Disruption Events and Postponement Provisions:
The Call Date and the Final Calculation Day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, each of the Call Settlement Date and the Maturity Date will be postponed if the Call Date or Final Calculation Day, as applicable, is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Date, the Final Calculation Day, the Call Settlement Date and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the Call Date and the Final Calculation Day are each a “calculation day” and the Call Settlement Date and the Maturity Date are each a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
PS--3

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Selling Agents:
BofAS and Wells Fargo Securities, LLC (“WFS”).
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $25.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.
In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Events of Default and Acceleration:
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Maturity Date of the Securities and as though the Final Calculation Day were the third trading day prior to the date of acceleration; provided that, if the event of default occurs on or prior to the Call Date (i.e., not during the period from after the Call Date to the original Maturity Date of the Securities), then the payment on the Securities will be determined as described above under the caption “—Automatic Call,” calculated as if the Call Date were three trading days prior to the date of acceleration, and in such a case, the calculation agent shall pro-rate the Call Premium according to the period of time elapsed between the issue date of the Securities and the date of acceleration In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711JUR8

PS--4

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
•	Product Supplement No. WF-1 dated March 8, 2023:
https://www.sec.gov/Archives/edgar/data/1682472/000119312523064044/d451936d424b2.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
PS--5

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Investor Considerations
The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:
■   seek a fixed return equal to the Call Premium if the securities are automatically called on the Call Date;
■   if the Securities are not automatically called, seek 150% leveraged exposure to the upside performance of the Lowest Performing Underlying Stock if its Ending Price is greater than its Starting Price;
■  are willing to accept the risk that, if the Securities are not automatically called and the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day is less than its Threshold Price, they will be fully exposed to the decrease in the price of the Lowest Performing Underlying Stock and will lose more than 30%, and possibly all, of the principal amount per Security at maturity;
■   understand that the term of the Securities may be as short as approximately one year if the Securities are called on the Call Date;
■  understand that the return on the Securities will depend solely on the performance of the Lowest Performing Underlying Stock on the Call Date or the Final Calculation Day, as applicable, and that they will not benefit in any way from the performance of the better performing Underlying Stock;
■   understand that the Securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
■   understand and are willing to accept the full downside risks of each Underlying Stock;
■   are willing to forgo interest payments on the Securities and dividends on the Underlying Stocks; and
■   are willing to hold the Securities until maturity.
The Securities may not be an appropriate investment for investors who:
■   seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■   require full payment of the principal amount of the Securities at maturity;
■   seek a security with a fixed term;
■  are unwilling to accept the risk that, if the stock closing price of the Lowest Performing Underlying Stock is less than its Call Value on the Call Date or, if the Securities are not automatically called, its Starting Price on the Final Calculation Day, they will not receive any positive return on their investment in the Securities;
■   are unwilling to accept the risk that the stock closing price of the Lowest Performing Underlying Stock may decrease by more 30% from its Starting Price to its Ending Price;
■   are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price set forth on the cover page of this pricing supplement;
■   seek current income;
■   are unwilling to accept the risk of exposure to the Underlying Stocks;
■   seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the Lowest Performing Underlying Stock;
■   seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the Maturity Payment Amount for the Securities;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlying Stocks generally, or to obtain exposure to the Underlying Stocks that the Securities provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Apple Inc.” and “The Common Stock of Amazon.com, Inc.” below.
PS--6

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Determining Timing and Amount of Payment on the Securities
Whether the Securities are automatically called on the Call Date for the Call Premium will be determined based on the stock closing price of the Lowest Performing Underlying Stock on the Call Date as follows:

PS--7

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
If the Securities are not automatically called, then on the Maturity Date, you will receive a cash payment per Security (the Maturity Payment Amount) calculated as follows:

Is the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day greater than its Starting Price?
Yes
You will receive per Security:
$1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock × Upside Participation Rate)
No
Is the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day greater than or equal to its Threshold Price?
Yes
You will receive per Security: $1,000
No
On the Maturity Date, you will receive per Security:
$1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock)
In this case, you will lose more than 30%, and possibly all, of the principal amount of your Securities

PS--8

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Selected Risk Considerations
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Price of the Lowest Performing Underlying Stock is less than its Starting Price. In that case, you will lose a significant portion or all of your investment in the Securities.
The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the stock closing price of either Underlying Stock exceeds its Call Value or Threshold Price on the Call Date or the Final Calculation Day, as applicable.
If the Securities are automatically called, your return will be limited to the Call Premium. If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, and you will not participate in any appreciation of the Underlying Stocks beyond the Call Premium, which may be significant. Accordingly, if the Securities are automatically called, the return on the Securities may be less than the return in a direct investment in the Underlying Stocks. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of the Underlying Stocks at the Upside Participation Rate.
The Call Premium or Maturity Payment Amount, as applicable, will not reflect the prices of the Underlying Stocks other than on the Call Date or the Final Calculation Day, as applicable. The prices of the Underlying Stocks during the term of the Securities other than on the Call Date or the Final Calculation Day, as applicable, will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlying Stocks while holding the Securities, as the performance of the Underlying Stocks may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the Call Premium or the Maturity Payment Amount, as applicable, by comparing only the Call Value or Threshold Price, as applicable, to the stock closing price of the Lowest Performing Underlying Stock on the Call Date or the Final Calculation Day, as applicable. No other prices of the Underlying Stocks will be taken into account. As a result, if the Securities are not automatically called, and the Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price, you will receive less than the principal amount at maturity even if the price of each Underlying Stock was always above its Threshold Price prior to the Final Calculation Day.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on the Call Date, the stock closing price of the Lowest Performing Underlying Stock is greater than or equal to its Call Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the Call Premium, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to receive payment of any higher Call Premium or Redemption Amount that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Because the Securities are linked to the lowest performing (and not the average performance) of the Underlying Stocks, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the stock closing price of one Underlying Stock is always greater than or equal to its Call Value or Threshold Price. Your Securities are linked to the lowest performing of the Underlying Stocks, and a change in the price of one Underlying Stock may not correlate with changes in the price of the other Underlying Stock. The Securities are not linked to a basket composed of the Underlying Stocks, where the depreciation in the price of one Underlying Stock could be offset to some extent by the appreciation in the price of the other Underlying Stock. In the case of the Securities, the individual performance of each Underlying Stock would not be combined, and the depreciation in the price of one Underlying Stock would not be offset by any appreciation in the price of the other Underlying Stock. Even if the stock closing price of an Underlying Stock is at or above its Call Value on the Call Date, the Securities will not be automatically called, and you will not receive the Call Premium on the Call Date, if the stock closing price of the other Underlying Stock is below its Call Value on that day. In addition, even if the Ending Price of an Underlying Stock is at or above its Threshold Price, you will lose a significant portion or all of your principal if the Ending Price of the Lowest Performing Underlying Stock is below its Threshold Price.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.
PS--9

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
The Call Settlement Date or the Maturity Date may be postponed if the Call Date or the Final Calculation Day is postponed. The Call Date or Final Calculation Day with respect to an Underlying Stocks will be postponed if the applicable originally scheduled Call Date or Final Calculation Day is not a trading day with respect to either Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on the Call Date or Final Calculation Day. If such a postponement occurs with respect to the Call Date, then the Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the Final Calculation Day as postponed.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the stock closing price of the Lowest Performing Underlying Stock as compared to its Call Value or Threshold Price, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlying Stocks, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks

The public offering price you are paying for the Securities exceeds their initial estimated value. The initial estimated value of the Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the Pricing Date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlying Stocks, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount, and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlying Stocks, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlying Stocks at such time; volatility of the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value.
PS--10

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell the Underlying Stocks, or futures or options contracts on the Underlying Stocks, or other listed or over-the-counter derivative instruments linked to the Underlying Stocks. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlying Stocks, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any Underlying Stock Issuer and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlying Stocks in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may have affected the prices of the Underlying Stocks. Consequently, the prices of the Underlying Stocks may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also may have engaged in hedging activities that could have affected the prices of the Underlying Stocks on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlying Stocks, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlying Stocks, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.
●	The Securities may become linked to the common stock of a company other than an original Underlying Stock Issuer.
●	We cannot control actions by an Underlying Stock Issuer.
●	We and our affiliates have no affiliation with any Underlying Stock Issuer and have not independently verified any public disclosure of information.
●	You have limited anti-dilution protection.
Tax-related Risks
The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.
PS--11

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Hypothetical Examples and Returns
The payout profile, hypothetical returns and examples below illustrate hypothetical payments upon automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Price, Call Value or Threshold Price of either Underlying Stock. The hypothetical Starting Price of 100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual Starting Price of either Underlying Stock. The actual Starting Price, Call Value and Threshold Price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.
Call Premium:	19.25% of the principal amount
Upside Participation Rate:	150.00%
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Call Value:	For each Underlying Stock, $90.00 (90% of its hypothetical Starting Price)
Hypothetical Threshold Price:	For each Underlying Stock, $70.00 (70% of its hypothetical Starting Price)
Hypothetical Payout Profile

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
150% Participation Rate
Call Date (Call Premium: 19.25%)
90% Call Value
30% contingent downside
Percentage Change of Lowest Performing Underlying Stock
-100%
-80%
-60%
-40%
-20%
-10%
0%
20%
40%
60%
80%
Hypothetical Security Return
Hypothetical Return of Lowest Performing Underlying Stock
Hypothetical Call Premium

PS--12

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Hypothetical Returns
If the Securities are automatically called:

If the Securities are automatically called on the Call Date, on the Call Settlement Date you will receive the principal amount of your Securities plus the Call Premium, resulting in a hypothetical pre-tax total rate of return of 19.25%.
If the Securities are not automatically called:
Hypothetical Performance Factor of the Lowest Performing Underlying Stock on the Final Calculation Day(1)	Hypothetical Underlying Stock Return of the Lowest Performing Underlying Stock	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
200.00%	100.00%	$2,500.00	150.00%
150.00%	50.00%	$1,750.00	75.00%
140.00%	40.00%	$1,600.00	60.00%
130.00%	30.00%	$1,450.00	45.00%
120.00%	20.00%	$1,300.00	30.00%
110.00%	10.00%	$1,150.00	15.00%
105.00%	5.00%	$1,075.00	7.50%
100.00%	0.00%	$1,000.00	0.00%
90.00%	-10.00%	$1,000.00	0.00%
80.00%	-20.00%	$1,000.00	0.00%
70.00%	-30.00%	$1,000.00	0.00%
69.00%	-31.00%	$690.00	-31.00%
50.00%	-50.00%	$500.00	-50.00%
25.00%	-75.00%	$250.00	-75.00%
0.00%	-100.00%	$0.00	-100.00%
(1)   The Performance Factor of the Lowest Performing Underlying Stock on the Final Calculation Day is equal to its Ending Price divided by its Starting Price (expressed as a percentage).
Hypothetical Examples Of Payment Upon Automatic Call Or At Maturity
Example 1. The stock closing price of the Lowest Performing Underlying Stock on the Call Date is greater than its Call Value, and the Securities are automatically called on the Call Date:
	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical stock closing price on the Call Date:	$170.00	$160.00
Hypothetical Call Value:	$90.00, which is 90% of the hypothetical Starting Price	$90.00, which is 90% of the hypothetical Starting Price
Performance Factor on the Call Date (stock closing price on the Call Date divided by Starting Price):	170.00%	160.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Call Date.
In this example, the common stock of Amazon.com, Inc. has the lowest Performance Factor on the Call Date and is, therefore, the Lowest Performing Underlying Stock on the Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on the Call Date is greater than its hypothetical Call Value, the Securities are automatically called on the Call Date and you will receive on the Call Settlement Date the principal amount of your Securities plus a Call Premium of 19.25% of the principal amount. Even though the Lowest Performing Underlying Stock appreciated by 60.00% from its Starting Price to its stock closing price on the Call Date in this example, your return is limited to the Call Premium of 19.25%.
On the Call Settlement Date, you would receive $1,192.50 per Security.
PS--13

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Example 2. The Securities are not automatically called. The Ending Price of the Lowest Performing Underlying Stock is greater than its Starting Price and the Maturity Payment Amount is greater than the principal amount of your Securities:
	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical stock closing price on the Call Date:	$75.00	$110.00
Hypothetical Call Value:	$90.00, which is 90% of the hypothetical Starting Price	$90.00, which is 90% of the hypothetical Starting Price
Hypothetical Ending Price:	$120.00	$130.00
Hypothetical Threshold Price:	$70.00, which is 70% of the hypothetical Starting Price	$70.00, which is 70% of the hypothetical Starting Price
Performance Factor on the Call Date (stock closing price on the Call Date divided by Starting Price):	75.00%	110.00%
Performance Factor on the Final Calculation Day (stock closing price on the Final Calculation Day divided by Starting Price):	120.00%	130.00%
Hypothetical Underlying Stock Return (Ending Price - Starting Price)/Starting Price:	20.00%	30.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Final Calculation Day.
In this example, the common stock of Apple Inc. has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying Stock on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Underlying Stock Return of the Lowest Performing Underlying Stock on the Final Calculation Day.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on the Call Date is less than the hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is greater than its hypothetical Starting Price, the Maturity Payment Amount per Security would be equal to the principal amount of $1,000 plus a positive return equal to:
$1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock × Upside Participation Rate
$1,000 × 20.00% × 150.00%
= $300.00
On the Maturity Date, you would receive $1,300.00 per Security.
Example 3. The Securities are not automatically called. The Ending Price of the Lowest Performing Underlying Stock is less than its Starting Price but greater than its Threshold Price and the Maturity Payment Amount is equal to the principal amount of your Securities:
	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical stock closing price on the Call Date:	$75.00	$110.00
Hypothetical Call Value:	$90.00, which is 90% of the hypothetical Starting Price	$90.00, which is 90% of the hypothetical Starting Price
Hypothetical Ending Price:	$95.00	$130.00
Hypothetical Threshold Price:	$70.00, which is 70% of the hypothetical Starting Price	$70.00, which is 70% of the hypothetical Starting Price
Performance Factor on the Call Date (stock closing price on the Call Date divided by Starting Price):	75.00%	110.00%
Performance Factor on the Final Calculation Day (stock closing price on the Final Calculation Day divided by Starting Price):	95.00%	130.00%
Hypothetical Underlying Stock Return (Ending Price - Starting Price)/Starting Price:	-5.00%	30.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Final Calculation Day.
PS--14

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
In this example, the common stock of Apple Inc. has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying Stock on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Underlying Stock Return of the Lowest Performing Underlying Stock on the Final Calculation Day.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on the Call Date is less than its hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is less than its hypothetical Starting Price, but not by more than 30%, you would receive the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 4. The Securities are not automatically called. The Ending Price of the Lowest Performing Underlying Stock is less than its Threshold Price and the Maturity Payment Amount is less than the principal amount:
	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.
Hypothetical Starting Price:	$100.00	$100.00
Hypothetical stock closing price on the Call Date:	$75.00	$110.00
Hypothetical Call Value:	$90.00, which is 90% of the hypothetical Starting Price	$90.00, which is 90% of the hypothetical Starting Price
Hypothetical Ending Price:	$40.00	$130.00
Hypothetical Threshold Price:	$70.00, which is 70% of the hypothetical Starting Price	$70.00, which is 70% of the hypothetical Starting Price
Performance Factor on the Call Date (stock closing price on the Call Date divided by Starting Price):	75.00%	110.00%
Performance Factor on the Final Calculation Day (stock closing price on the Final Calculation Day divided by Starting Price):	40.00%	130.00%
Hypothetical Underlying Stock Return (Ending Price - Starting Price)/Starting Price:	-60.00%	30.00%
Step 1: Determine which Underlying Stock is the Lowest Performing Underlying Stock on the Final Calculation Day.
In this example, the common stock of Apple Inc. has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying Stock on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Underlying Stock Return of the Lowest Performing Underlying Stock on the Final Calculation Day.
Because the hypothetical stock closing price of the Lowest Performing Underlying Stock on the Call Date is less than its hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Price of the Lowest Performing Underlying Stock is less than its hypothetical Starting Price by more than 30%, you would lose a portion of the principal amount of your Securities and would be paid a Maturity Payment Amount equal to:
$1,000 + ($1,000 × Underlying Stock Return of the Lowest Performing Underlying Stock)
$1,000 + ($1,000 × -60.00%)
= $400.00
On the Maturity Date, you would receive $400.00 per Security, resulting in a loss of 60.00%.
PS--15

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
All disclosures contained in this pricing supplement regarding the Underlying Stocks and the Underlying Stock Issuers have been derived from publicly available sources. Because the Underlying Stocks are registered under the Securities Exchange Act of 1934, the Underlying Stock Issuers are required to periodically file certain financial and other information specified by the Securities and Exchange Commission (SEC). Information provided to or filed with the SEC by the Underlying Stock Issuers can be located through the SEC’s website at sec.gov by reference to the applicable CIK numbers set forth below. This document relates only to the offering of the Securities and does not relate to any offering of Underlying Stock or any other securities of the Underlying Stock Issuers. None of us, the Guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Stock Issuers in connection with the offering of the Securities. None of us, the Guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Stock Issuers and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading prices of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the price of the applicable Underlying Stock and therefore could affect your return on the Securities. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.
None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlying Stocks. You should make your own investigation into the Underlying Stocks.

The Common Stock of Apple Inc.
Apple Inc. designs, manufactures, and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related accessories. The company also offers payment, digital content, cloud and advertising services. The company's customers are primarily in consumer, small & mid-sized business, education, enterprise and government markets worldwide. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "AAPL." The company's CIK number is 0000320193 and its SEC file number is 001-36743.
Historical Information
The following graph sets forth the daily historical performance of AAPL in the period from January 2, 2020 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents AAPL’s Threshold Price of $162.498, which is 70% of AAPL’s Starting Price of $232.14.
This historical data on AAPL is not necessarily indicative of the future performance of AAPL or what the value of the Securities may be. Any historical upward or downward trend in the price of AAPL during any period set forth above is not an indication that the price of AAPL is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of AAPL.
PS--16

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
The Common Stock of Amazon.com, Inc.
Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, computers, electronics and numerous other products. The company offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. The company also operates a cloud platform offering services globally. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol "AMZN." The company's CIK number is 0001018724 and its SEC file number is 000-22513.
Historical Information
The following graph sets forth the daily historical performance of AMZN in the period from January 2, 2020 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents AMZN’s Threshold Price of $160.30, which is 70% of AMZN’s Starting Price of $229.00.
This historical data on AMZN is not necessarily indicative of the future performance of AMZN or what the value of the Securities may be. Any historical upward or downward trend in the price of AMZN during any period set forth above is not an indication that the price of AMZN is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the trading patterns and prices of AMZN.
PS--17

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying Stocks. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying Stocks. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, resulted in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.
The initial estimated value of the Securities as of the Pricing Date is set forth on the cover page of this pricing supplement.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying Stocks, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page 17 of the accompanying prospectus.
Validity of the Securities
In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Securities (the “Master Note”) identifying the Securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the Securities and the related guarantee, such Securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the Securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the Securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.
PS--18

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apple Inc. and the Common Stock of Amazon.com, Inc. due September 1, 2028
U.S. Federal Income Tax Summary
You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:
•	There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.
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You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlying Stocks. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

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Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 71 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
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Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

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Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.
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